The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	Filed Pursuant to Rule 424(b)(5)
(to Prospectus June 29, 2018)		Registration No. 333-225999

BIOHITECH GLOBAL, INC.

[●] Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale, directly to selected investors, [●] shares of common stock, par value $0.0001 per share (the “Common Stock”) at a price of $[●] per share (the “Offering”). We will receive gross proceeds of $[●] from this offering.

We will issue shares of Common Stock at a purchase price of $[●] per share, for an aggregate offering price of $[●]. Our Common Stock trades on The NASDAQ Capital Market under the symbol “BHTG.” On September [●], 2019, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $[●] per share. You are urged to obtain current market quotations of the Common Stock.

We have retained Spartan Capital Securities, LLC (the “Placement Agent”) to act as placement agent in connection with this Offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The compensation of our Placement Agent for sales of the Securities shall be a cash fee equal to 7% of the gross proceeds received by the Company from the sale of the Common Stock to investors introduced to the Company by Placement Agent at the closing of the Offering; (ii) a cash fee equal to 3.5% of the gross proceeds received by the Company from the sale of Common Stock to investors introduced to the Placement Agent by the Company; and (iii) a number of warrants equal to 3.0% of the gross proceeds. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of the information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Offering price of Common Stock	$		$
Placement agent fees (1)	$		$
Proceeds, before expenses, to BioHiTech Global, Inc.(2)	$		$

(1)

We have agreed to pay the placement agent a cash fee of 7% of the gross purchase price paid for the shares by investors introduced to the Company by the Placement Agent a cash fee of 3.5% of the gross purchase price paid for the shares by investors introduced to the Placement Agent by the Company and a number of warrants equal to 3.0% of the gross proceeds of the Offering.

(2)	We anticipate the total expenses associated with this offering, excluding Placement Agent fees, will be approximately $[●].

The Placement Agent is not purchasing or selling any of our shares pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares. We expect that delivery of the [●] shares of Common Stock being issued and sold at the closing pursuant to this prospectus supplement will be made to the purchaser on or about September [●], 2019.

Spartan Capital Securities, LLC

The date of this prospectus supplement is September [●], 2019.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus dated June 29, 2018, which gives more general information about the shares of our Common Stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor the Placement Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of a registration statement, and the amendments thereto, that we have filed with the Securities and Exchange Commission (Registration File No. 333-225999) utilizing a “shelf” registration process. Under this shelf registration process, we are offering to sell shares of Common Stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-18 of this prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “BioHiTech,” “we,” “us” and “our” refer to BioHiTech Global, Inc., a Delaware corporation.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus supplement that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” or similar expressions constitute forward-looking statements. They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the Securities and Exchange Commission (the “SEC”). We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-8 for a discussion of the risks involved in investing in our securities.

Our Business

The Company’s vision since its inception has been to disrupt the waste management industry in North America through the development and utilization of our own practices and proprietary technologies, as well as successful practices and technologies acquired from other worldwide areas, to create the next level of a commercially viable, fully integrated, sustainable waste management company. The Company offers a suite of technologies and services that can be utilized separately or in tandem. The Company provides cost-effective technologies for on-site food waste reduction and elimination as well as proprietary technology for the processing of solid waste from municipalities and large organizations through a mechanical and biological process that recovers certain recyclables, reduces weight and produces an E.P.A. recognized alternative fuel commodity, with significantly less materials destined for landfill.

The Company’s initial focus was primarily on its on-going Digester business. During 2014 and 2015 the Company expanded its Eco-Safe Digester offering for mid- to large-level food waste generators through the development of technologies that transformed the digester market from just food waste diversion to one that provides information that can allow customers to reduce and eliminate or minimize their food waste through improved supply chain management and other efficiencies.

During 2016, the Company initiated development of its Revolution Series of Digesters, a technologically advanced digester targeting smaller food waste generators, that is smaller in size, easy to install, and offered at a lower price point. The Revolution Series of Digesters became commercially available in the second half of 2017.

Also, during 2016 and 2017, the Company expanded from its technology-digester single product line by starting strategic initiatives in Mechanical Biological Treatment (“MBT”) facilities that rely upon High Efficiency Biological Treatment (“HEBioT”) to process waste at the municipal or enterprise level converting a significant portion of intake into a United States EPA recognized alternative commodity fuel.

During 2017, the Company initiated strategic activities relating to traditional waste management and recycling service. Subsequently, in January 2018, the Company made its initial investment in a traditional waste management and recycling company, with primary operations in the Southern New Jersey and Eastern Pennsylvania markets and in April 2018, this initial investment made a subsequent acquisition of another traditional waste management and recycling company, with primary operations in Maryland and Pennsylvania, including and investment in a HEBioT facility under construction that the Company also has an investment in and in November 2018 acquired operations in West Virginia. The Company provides management of the traditional waste management and recycling company for a fee of $1,000,000 on an annual basis. In July 2019, the Company sold its investment in the traditional waste management and recycling company but it continues to manage it under the ongoing agreement.

During 2018, the Company expanded its ownership of the HEBioT facility and became the majority owner.

The combination of traditional waste and recycling collection, on-site digester and the facility based HEBioT technology results in a unique offering that provides a turn-key solution for customers seeking to achieve zero waste. The Company envisions use of its digesters for disposal of food waste at certain retail customer’s locations, with regional disposal services being directed to the Company’s HEBioT facilities. This cost effective solution can result in less than 20% of each customer’s waste being directed to landfills, hence resulting in a near-zero footprint.

Company Information

BioHiTech Global, Inc. (“BioHiTech”, the “Company”, “we”, or “us”) was incorporated on March 20, 2013 under the laws of the state of Delaware as Swift Start Corp. On August 6, 2015, Swift Start Corp. entered into and consummated an Agreement of Merger and Plan of Reorganization with BioHiTech Global, Inc. and Bio Hi Tech America, LLC, after which it adopted the business plan of Bio Hi Tech, America, LLC, and changed its name to BioHiTech Global, Inc. Also on August 6, 2015, the Company amended its Certificate of Incorporation to change its name to BioHiTech Global, Inc. and increased the number of its authorized shares of capital stock.

Our principal executive offices are located at 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10972. Our telephone number is 845-262-1081. You may also contact us or obtain additional information through our internet website address at www.biohitech.com or by emailing us at info@biohitech.com. Information contained on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

OFFERING SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "RISK FACTORS" in this prospectus supplement on page S-8 and on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Securities Offered	[●] shares of Common Stock. See “Description of Securities” on page S-17 for a complete description of the factors you should consider carefully before deciding to invest in our Securities.

Shares of Common Stock Outstanding Prior to Offering	15,207,956 shares of Common Stock.(1)

Shares of Common Stock Outstanding After Offering	[●] shares of Common Stock will be issued and outstanding at the Closing.(1)

Risk Factors	Investing in our common shares and warrants involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “RISK FACTORS” on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Market for the Common Stock	Our Common Stock trades on The NASDAQ Capital Market under the symbol “BHTG.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop.

Use of Proceeds	We estimate that our net proceeds from the Closing will be approximately $ , after deducting the placement agent fee and estimated expenses payable by us in connection with such closing. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page S-8 for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Trading Symbol	BHTG

(1)

The number of shares of our Common Stock shown above outstanding immediately before and after this Offering is based on 15,207,956 shares outstanding as of September      , 2019, and excludes as of such date:

●	1,450,160 shares of our Common Stock subject to outstanding options (479,790) having a weighted average exercise price of $3.71 per share and restricted stock awards (970,370);
●	2,257,822 shares of our Common Stock reserved for issuance pursuant to the conversion of 874,181 shares of preferred stock;
●	283,313 shares of our Common Stock reserved for future issuance pursuant to our existing stock incentive plans;
●	4,587,681 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $3.89 per share; and

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and most recent Form 10-Q which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Specific to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability due to the competitive and evolving nature of the industries in which we operate. Our failure to sustain profitability could adversely affect the Company’s business, including our ability to raise additional funds.

We may not be able to continue as a going concern.

For the six months June 30, 2019, the Company had a consolidated net loss of $5,148,839, incurred a consolidated loss from operations of $3,846,971 and used net cash in consolidated operating activities of $2,019,055. At June 30, 2019, consolidated total stockholders’ equity amounted to $8,752,463, consolidated stockholders’ equity attributable to parent amounted to $1,880,500 and the Company had a consolidated working capital deficit of $5,190,868. The Company does not yet have a history of financial profitability. Historically the principal source of liquidity has been the issuance of debt and equity securities. Presently, the Company does not have firm commitments to fund its present operational and strategic plans. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is presently in the process of raising additional debt and capital for general operations and for investment in several strategic initiatives, as well as commercial debt to support its leasing activities. There is no assurance that the Company will be able to raise sufficient debt or capital to sustain operations or to pursue other strategic initiatives.

We face substantial competition in the waste services industry, and if we cannot successfully compete in the marketplace, our business, financial condition and results of operations may be materially adversely affected.

The waste services industry is highly competitive, has undergone a period of consolidation and requires substantial labor and capital resources. Some of the markets in which we compete are served by one or more of large, established companies, that are more well-known and better financed than we are. Intense competition exists not only to provide services to customers, but also to develop new products and services and acquire other businesses within each market. Some of our competitors have significantly greater financial and other resources than we do.

In our waste disposal markets, we also compete with operators of alternative disposal and recycling facilities. We also increasingly compete with companies that seek to use waste as feedstock for alternative uses. Public entities may have financial advantages because of their ability to charge user fees or similar charges, impose tax revenues, access tax-exempt financing and, in some cases, utilize government subsidies.

If our digesters are unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.

The waste services industry is subject to extensive and rapidly-changing government regulation. Changes to one or more of these regulations could cause a decrease in the demand for our digester systems.

Stringent government regulations at the federal, state and local level in the U.S. have a substantial impact on the waste industry and compliance with such regulations is costly. A large number of complex laws, rules, orders and interpretations govern environmental protection, health, safety, land use, zoning, transportation and related matters. Among other things, governmental regulations and enforcement actions may restrict operations within the waste industry and may adversely affect our financial condition, results of operations and cash flows.

We believe the demand for our digester product is created directly in response to recent municipal laws and regulation prohibiting certain large, commercial food manufacturers, retailers and catering halls from discarding food wastes to landfills. Our digesters are just one solution for these businesses to comply with these regulations. If there was a change to or elimination of these regulations, the demand for our product would almost certainly be greatly reduced and our income would, as a result, be adversely affected.

Currently, the microorganisms we employ in our digesters are approved for use to reduce food waste and to be poured into conventional sewer systems. However, if it was determined that we could no longer use these microorganisms, there is no guarantee that we could develop a replacement process to assure that we could continue to sell our products. Also, we would likely face claims from current customers were they unable to use our digesters for food waste disposal.

We may also incur the costs of defending against environmental litigation brought by governmental agencies and private parties. We may be in the future a defendant in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage, or which seek to overturn or prevent authorization of our products, all of which may result in us incurring significant liabilities.

We may engage in acquisitions in the future with the goal of complementing or expanding our business, including developing additional disposal products and complementary services. However, we may be unable to complete these transactions and, if executed, these transactions may not improve our business or may pose significant risks and could have a negative effect on our operations.

We may in the future, make acquisitions in order to acquire or develop additional disposal products and complementary services. In addition, from time to time we may acquire businesses that are complementary to our core business strategy. We may not be able to identify suitable acquisition candidates. If we identify suitable acquisition candidates, we may be unable to successfully negotiate acquisitions at a price or on terms and conditions acceptable to us, including as a result of the limitations imposed by our debt obligations. Further, we may be unable to obtain the necessary regulatory approval to complete potential acquisitions.

Our ability to achieve the benefits of any potential future acquisition, including cost savings and operating efficiencies, depends in part on our ability to successfully integrate the operations of such acquired businesses with our operations. The integration of acquired businesses and other assets may require significant management time and resources that would otherwise be available for the ongoing management of our existing operations. In addition, to the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

•	unexpected losses of key employees or customer of the acquired company;
•	difficulties integrating the acquired company’s standards, processes, procedures and controls;
•	difficulties coordinating new product and process development;
•	difficulties hiring additional management and other critical personnel;
•	difficulties increasing the scope, geographic diversity and complexity of our operations;
•	difficulties consolidating facilities, transferring processes and know-how;
•	difficulties reducing costs of the acquired company’s business;
•	diversion of management’s attention from our management; and
•	adverse impacts on retaining existing business relationships with customers.

Our business and strategic plans may require funding.

Our current business and strategic plans require additional funding. Our ultimate success may depend on our ability to raise additional financing and capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

We expect that we will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and can be expected to dilute current stockholders’ ownership interests if converted.

Based upon present strategic investment plans, we expect that we will need to raise additional capital in the future. Such additional capital may not be available on reasonable terms or at all. We may need to raise additional funds through borrowings or public or private debt or equity financings to meet various objectives including, but not limited to:

•	accomplish growth through enhanced sales and marketing efforts;
•	effect new products and services development;
•	complete business acquisitions; and
•	build inventory

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of expanding our businesses. Our operations are subject to all the risks inherent in the establishment of an expanding business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by expanding companies, particularly in rapidly evolving markets. Such risks include the following:

•	increasing awareness of our brand names;
•	meeting customer demand and standards;
•	attaining customer loyalty;
•	developing and upgrading our product and service offerings;
•	implementing our advertising and marketing plan;
•	maintaining our current strategic relationships and developing new strategic relationships;
•	responding effectively to competitive pressures; and
•	attracting, retaining and motivating qualified personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected, and we may not have the resources to continue or expand our business operations.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to retain and motivate existing employees. Due to our reliance upon its skilled professionals and laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition.

If we fail to manage growth or to prepare for product scalability and integration effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may need increased liquidity to finance the expansion of our existing business, the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities, would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited, and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Frank E. Celli, our Chief Executive Officer, Robert Joyce, our Chief Operating Officer, Brian C. Essman, our Chief Financial Officer and William Kratzer, our Chief Technology Officer, perform key functions in the operation of our business. The loss of any of these could have a material adverse effect upon our business, financial condition, and results of operations. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline and negatively impact our ability to raise debt and capital. Factors that may affect our quarterly results include:

•	delays in sales resulting from potential customer sales cycles;
•	variations or inconsistencies in return on investment models and results;
•	changes in competition; and
•	changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

We are operating in a highly competitive market and we are unsure as to whether there will be any consumer demand for our services.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger companies that invest more money in marketing. Moreover, the market for our services is potentially large but highly competitive. There is little or no hard data that substantiates the demand for our services or how this demand will be segmented over time.

There is no assurance that the Company will operate profitably or will generate positive cash flow.

The Company is continuing to develop its lines of business, customer base and recurring revenues and it is anticipated that it will continue to incur losses in the future as it carries on this process. In addition, the Company’s operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition, regulatory changes and general economic conditions.

We may be unsuccessful in our efforts to use digital and other viral marketing to expand consumer awareness of our service.

If we are unable to maintain or increase the efficacy of our digital and other viral marketing strategy or if we otherwise decide to expand the reach of our marketing through use of costlier marketing campaigns, we may experience an increase in marketing expenses that could have an adverse effect on our results of operations. We cannot assure you that we will be successful in maintaining or expanding our customer base and failure to do so would materially reduce our revenue and adversely affect our business, operating results and financial condition.

We may be negatively impacted by permitting and construction risks.

In connection with the waste collections and MBT lines of business, the Company will have to maintain or acquire specialized permits and have regulatory approvals from various state and local regulatory authorities for their operations or the construction of facilities. The failure of having such may delay or prevent the construction or operation of the planned MBT facilities and the maintenance and expansion of the waste collections line of business. In addition, there are significant risks related to the construction of a specialized facility. These risks may delay, postpone or cause a negative impact to the anticipated financial performance of the projects.

We may be negatively impacted by landfills and certain long-term disposal trends.

In connection with the MBT line of business, there will be competition from other landfills, including large, out-of-state landfills to secure MSW feedstock. Such facilities may legally drop prices to maintain market share forcing the Company to compete on price for feedstock delivered by suppliers, which may cause a negative impact to the anticipated financial performance of the projects.

Waste policies may incentivize additional renewable energy plants to be built, in such an event, the MBT facilities would be competing with such future renewable energy plants for feedstock. Furthermore, other zero waste policies, increased local recycling and reuse, augmented by composting and other future waste policies intended to eliminate and/or reduce the waste may mean less MSW will be available for the Company’s MBT projects.

The recovered recycled materials market is volatile.

The Company’s MBT projects and its waste collections business anticipate a minimum return on recycled materials. Should conditions change such that the minimum returns cannot be recovered, they may have a negative impact on the anticipated financial performance of the projects and businesses.

The market for solid recovered fuel (“SRF”) is not developed.

The Company’s MBT projects rely upon the ability to sell SRF to appropriate industrial users at economically reasonable prices. There is no assurance that the Company will be able to contract on either a long-term or spot-market basis with such consumers.

Risks Related to Securities Markets and Investments in Our Securities

Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current executive officers, directors and five large stockholders of the Company, hold approximately 41% of the voting power of the outstanding shares as of the date of this filing. These officers, directors and certain stockholders have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officers have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of our executive officers and certain shareholders may give rise to a conflict of interest with the Company and the Company’s stockholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

Liquidity of our common stock has been limited.

On February 12, 2016 the Company uplisted from OTCBB (also known as OTC Pink) to the OTCQB. On April 9, 2018 the Company uplisted from OTCQB to The Nasdaq Capital Market. The liquidity of our common stock has been mixed and there is no assurance that liquidity will continue or that the trade prices of our securities could not be reduced due to excess sellers of our stock over buyers. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they may tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods when trading activity in our shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;
•	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	additions or departures of key personnel;
•	loss of a strategic relationship;
•	variations in operating results from the expectations of securities analysts or investors;
•	announcements of new products or services by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and
•	economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity, our operations and strategic plans.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale.  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Certificate of Incorporation, as amended, authorizes the issuance of up to 50,000,000 shares of common stock, $0.0001 par value per share. Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Act of 1933 and as well as the governance rules of Nasdaq. These rules, regulations and requirements are extensive. We may incur significant costs associated with our public company corporate governance and reporting requirements.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting standards and varying interpretations of accounting standards have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock has previously been subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

USE OF PROCEEDS

The gross proceeds from the sale of our shares of Common Stock will be $[●] at the Closing, of which the Company expects the net proceeds to be approximately $[●]. We intend to use the net proceeds for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth the consolidated capitalization of BioHiTech Global, Inc. and its subsidiaries as of June 30, 2019, on an actual basis and as adjusted to give effect for this offering of Common Stock. You should also read our financial statements and related notes, which are incorporated by reference.

	June 30, 2019
	Actual	Adjusted
	(Unaudited)
Temporary Equity:
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 163,312 outstanding as of June 30, 2019	$816,553	$

Stockholders' Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 3,179,120 designated as of June 30, 2019, 1,922,603 issued and 874,181 outstanding as of June 30, 2019:

Series B Convertible preferred stock, 1,111,200 shares designated: 428,333 shares issued, no shares outstanding as of June 30, 2019	-
Series C Convertible preferred stock, 1,000,000 shares designated, 427,500 shares issued and outstanding as of June 30, 2019	3,050,142
Series D Convertible preferred stock, 20,000 shares designated: 18,850 shares issued and outstanding as of June 30, 2019	1,520,262
Series E Convertible preferred stock, 714,519 shares designated: 714,519 shares issued, 264,519 outstanding as of June 30, 2019	698,330
Common stock, $0.0001 par value, 50,000,000 shares authorized, 15,207,956 shares issued and outstanding as of June 30, 2019, [*] and [*] as adjusted	1,521
Additional paid in capital	45,249,263
Accumulated deficit	(48,649,236)
Accumulated other comprehensive income	10,218
Stockholders’ equity attributable to Parent	1,880,500
Stockholders’ equity attributable to non-controlling interests	6,871,963
Total Stockholders’ Equity	$8,752,463	$

DILUTION

If you invest in our Common Stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value as of June 30, 2019 was approximately $(1.3) million, or $(1.04) per share of our Common Stock. Net tangible book value per share as of June 30, 2019 is equal to our total tangible assets minus total liabilities, preferred stock preference and non-controlling interests in consolidated subsidiaries all divided by the number of shares of Common Stock outstanding as of June 30, 2019.

After giving effect to the sale of [●] shares of our Common Stock in this offering at the offering price of $[●] per share, and after deducting the placement agent fees and the estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $_____ million, or approximately $0.__ per share of Common Stock, as of June 30, 2019. This represents an immediate increase in the net tangible book value of approximately $0.__ per share to our existing stockholders, and an immediate dilution of approximately $0.__ per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Public offering price per share			$
Net tangible book value per share as of June 30, 2019		$(1.04)
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering			$
Dilution per share to investors purchasing shares in this offering			$

The number of shares of our Common Stock shown above outstanding immediately before and after this offering is based on 15,207,956 shares outstanding as of June 30, 2019, and excludes, as of such date:

●	1,450,160 shares of our Common Stock subject to outstanding options (479,790) having a weighted average exercise price of $3.71 per share and restricted stock awards(970,370);

●	2,257,822 shares of our Common Stock reserved for issuance pursuant to the conversion of 874,181 shares of preferred stock;

●	283,313 shares of our Common Stock reserved for future issuance pursuant to our existing stock incentive plans; and

●	4,587,681 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $3.89 per share.

The above illustration of dilution per share to investors participating in this offering assumes no conversion of outstanding shares of preferred stock and no exercise of outstanding options or outstanding warrants to purchase shares of our Common Stock. The conversion of outstanding shares of preferred stock or exercise of outstanding options or warrants having a conversion price per share or exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

PLAN OF DISTRIBUTION

We are offering [●] shares to selected investors. We have engaged Spartan Capital Securities, LLC (“Spartan” or the “Placement Agent”), to act as our exclusive placement agent in connection with the offering pursuant to the terms and conditions of a placement agency agreement. The Placement Agent is not purchasing or selling any securities offered by this prospectus, and is not required to arrange for the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. Therefore, we may not sell the entire amount of shares of Common Stock being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will make offers only to a limited number of qualified institutional buyers and accredited investors. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our shares of Common Stock in this offering. The Placement Agent may retain one or more sub-agents or selected dealers in connection with the Offering. The Offering is expected to close on or about September __, 2019, subject to customary closing conditions, without further notice to you.

We and the Placement Agent have entered into a placement agency agreement (the “Placement Agency Agreement”) dated September ___, 2019. The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

Fees and Expenses

In consideration for its placement agent services the Company has agreed to pay the Placement Agent a sales fee equal to 7% of the purchase price of any shares sold to investors introduced to us by Spartan and a sale fee of 3.5% of the purchase price of any shares sold to investors introduced by the Company. In addition, we will reimburse Spartan legal fees in an amount of $100,000. We have also agreed to issue the Placement Agent a number of warrants equal to 3% of the gross proceeds of the purchase price of securities sold in the Offering (the “Placement Agent Warrant”). The Placement Agent Warrant is exercisable for five years following the six-month anniversary of the Closing at an exercise price of 125% of the public offering price per share. The Placement Agent Warrant provides for cashless exercise and piggyback registration rights. Spartan is not purchasing or selling any of the shares of Common Stock offered through this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to indemnify broker-dealers against certain liabilities arising from any violation of any applicable statutes (which may include liabilities arising under the Securities Act), laws or regulations by us or as a result of our fraud, gross negligence, willful misconduct or breach of the respective placement agreements between us and Spartan. The following table shows the per share fee and total fee we expect to pay Spartan in connection with the sale of the shares of Common Stock offered by this prospectus supplement.

	Per Share	Total (1)
Public offering price	$	$
Placement agent fees	$	$
Proceeds to us (before expenses) (2)	$	$

(1)	Assumes maximum offering is completed.
(2)	We anticipate the total expenses associated with this offering will be approximately $[●].

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the Placement Agent. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

After deducting certain fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from the closing of the Offering to be approximately $[●].

The Placement Agent or its affiliates have in the past and may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

DESCRIPTION OF SECURITIES

This prospectus supplement and the accompanying prospectus relate to the offering at the Closing of [●] shares of our Common Stock.

DESCRIPTION OF COMMON STOCK

General. We are authorized to issue 50,000,000 shares of Common Stock, $0.0001 par value. As of September __, 2019, there were approximately 15,207,956 shares of Common Stock issued and outstanding held by approximately 55 holders of record and 2,365 beneficial holders.

Voting Rights. Each holder of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends. Subject to the rights of the holders of any preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our Common Stock.

Other Rights. In the event of a liquidation, dissolution or winding up of us, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our Common Stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of Common Stock are, and all shares of Common Stock issued by us under this prospectus supplement or that we may issue in an offering under the accompanying prospectus will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors has designated or may designate and that we are issuing under this prospectus supplement or that we may issue in one or more offerings under the accompanying prospectus or at other times in the future.

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Telephone: (212) 828-8436.

Listing. Our Common Stock is traded on The NASDAQ Capital Market under the symbol “BHTG.” Any Common Stock we sell under this prospectus supplement or the accompanying prospectus, as it may be further supplemented, will be listed on The NASDAQ Capital Market.

LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for BioHiTech Global, Inc. by McCarter & English, LLP, East Brunswick, New Jersey. Lucosky Brookman LLP, Woodbridge, New Jersey is acting as counsel for Spartan Capital Securities, LLC in connection with this offering.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and 2017 have been audited by Marcum LLP an independent-registered public accounting firm, as stated in their report dated April 1, 2019, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. We also maintain a website at www.biohitech.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. You may also inspect these documents at our corporate headquarters at 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10972, during normal business hours.

This prospectus supplement and accompanying prospectus are part of a registration statement (and amendments thereto) that we filed with the SEC. This prospectus supplement and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus supplement and accompanying prospectus, which means:

●	we can disclose important information to you by referring you to those documents;
●	the information incorporated by reference is considered to be part of this prospectus supplement; and
●	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019;
●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2019 and March 31, 2019 and September 30, 2018 filed with the SEC on August 14, 2019, May 15, 2019 and November 14, 2018, respectively.
●	our Current Reports on Form 8-K filed on April 2, 2019, May 16, 2019, July 5, 2019, July 22, 2019 and August 15, 2019.
●	our Definitive Proxy Statement filed on April 29, 2019.
●	our Registration Statement on Form 8-A filed on April 5, 2018.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus supplement forms a part shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

BIOHITECH GLOBAL, INC.

80 Red Schoolhouse Road, Suite 101

Chestnut Ridge, NY 10972

Phone: (845) 262-1081

Email: info@biohitech.com

You may also access these documents, free of charge on the SEC’s website at www.sec.gov. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2018

PROSPECTUS

BIOHITECH GLOBAL, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the NASDAQ Capital Markets under the symbol “BHTG.”

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 3 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is June 29, 2018.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the United States Securities and Exchange Commission, or the “SEC”. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $50,000,000 of our securities. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 16.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Commission and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

SUMMARY - ABOUT BIOHITECH GLOBAL, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 16 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 16.

Except where the context otherwise requires, the terms “we,” “us,” “our,” the “Company” or “BioHiTech Global” refer to BioHiTech Global, Inc.

Our Business

The Company’s vision since its inception has been to disrupt the waste management industry in North America through the development and utilization of our own practices and proprietary technologies, as well as successful practices and technologies acquired from other worldwide areas, to create the next level of a commercially viable, fully integrated, sustainable waste management company. The Company offers a suite of technologies and services that can be utilized separately or in tandem. The Company provides cost-effective technologies for on-site food waste reduction and elimination as well as proprietary technology for the processing of solid waste from municipalities and large organizations through a mechanical and biological process that recovers certain recyclables, reduces weight and produces an E.P.A. recognized alternative fuel commodity, with significantly less materials destined for landfill. The Company also intends to provide traditional waste collection services in certain markets.

The Company’s initial focus was primarily on its on-going Digester business. During 2014 and 2015 the Company expanded its Eco-Safe Digester offering for mid- to large-level food waste generators through the development of technologies that transformed the digester market from just food waste diversion to one that provides information that can allow customers to reduce and eliminate or minimize their food waste through improved supply chain management and other efficiencies.

During 2016, the Company initiated development of its Revolution Series of Digesters, a technologically advanced digester targeting smaller food waste generators, that is smaller in size, easy to install, and offered at a lower price point. The Revolution Series of Digesters became commercially available in the second half of 2017.

Also, during 2016 and 2017, the Company expanded from its technology-digester single product line by starting strategic initiatives in Mechanical Biological Treatment (“MBT”) facilities that rely upon High Efficiency Biological Treatment (“HEBioT”) to process waste at the municipal or enterprise level converting a significant portion of intake into a United States EPA recognized alternative commodity fuel.

During 2017, the Company initiated strategic activities relating to traditional waste management and recycling service. Subsequently, in January 2018, the Company made its initial investment in a traditional waste management and recycling company, with primary operations in the Southern New Jersey and Eastern Pennsylvania markets and in April 2018, this initial investment made a subsequent acquisition of another traditional waste management and recycling company, with primary operations in Maryland and Pennsylvania, including and investment in a HEBioT facility under construction that the Company also has an investment in.

The combination of traditional waste and recycling collection, on-site digester and the facility based HEBioT technology results in a unique offering that provides a turn-key solution for customers seeking to achieve zero waste. The Company envisions use of its digesters for disposal of food waste at certain retail customer’s locations, with regional disposal services being directed to the Company’s HEBioT facilities. This cost effective solution can result in less than 20% of each customer’s waste being directed to landfills, hence resulting in a near-zero footprint.

Company Information

Our principal executive offices are located at 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10972. Our telephone number is 845-262-1081. You may also contact us or obtain additional information through our internet website address at www.biohitech.com or by emailing us at info@biohitech.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in the supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include research and development, repayment of existing indebtedness, working capital, capital expenditures and facility development, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors. We may also sell the securities offered through this prospectus through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established markets, or through any of these methods. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;
●	the purchase price of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any public offering price and the net proceeds we will receive from such sale;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may engage in at the market offering into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriter acting as principal agent for us.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities from time to time to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the Nasdaq Capital Markets or such other stock exchange that our securities are trading upon at that time.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

To the extent permitted by existing agreements, we may also sell securities from time to time pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the Commission and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock; debt securities; warrants; and/or units comprised of any combination of the foregoing. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The terms of any securities we offer will be determined at the time of sale.

We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our Certificate of Incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Delaware law. We refer you to the foregoing documents and to Delaware corporate law for a detailed description of the provisions summarized below.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 50,000,000 shares of common stock, $0.0001 par value. As of June 15, 2018, there were approximately 14,508,930 shares of common stock issued and outstanding held by approximately 84 holders of record.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BHTG.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the Nasdaq Capital Market.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences. As of June 15, 2018, we had 333,401 shares of Series A Redeemable Convertible Preferred Stock, 1,111,200 shares of Series B Convertible Preferred Stock and 1,000,000 shares of Series C Convertible Stock designated, of which 333,401, 428,333 and 427,500, respectively had been issued, of which 250,001, 0 and 427,500 were outstanding. As a result of the Company’s uplisting to NASDAQ on April 9, 2018, all issued shares of the Series B Convertible Preferred Stock converted into shares of Common Stock. On June 20, 2018, the Board of Directors of the Company approved the cancellation of all unissued Series B Convertible Preferred Stock shares, which resulted in a total of 8,238,266 shares of preferred stock available for designation.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

●	the number of shares we are offering;
●	the offering price for those shares;
●	the maximum number of shares in the series and the distinctive designation thereof;
●	the terms on which dividends will be paid, if any;
●	the terms on which the shares will be redeemed, if at all;
●	the liquidation preference, if any;
●	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
●	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the voting rights, if any, on the shares of the series;
●	any securities exchange or market on which the shares will be listed; and
●	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The shares of Series A Convertible Preferred Stock (the “Series A Shares”), as amended, are convertible at any time into shares of Common Stock at the rate of one share of Common Stock for $5.00 of stated value of Series A Shares converted. The conversion rate is subject to adjustment for stock splits, reclassification and issuance of certain Securities at a purchase price per share below the conversion price. After the first year following the initial issuance of the Series A Shares, if the Company has a junior financing that includes equity or equity-linked instruments, the holder of the Series A Shares may require the Company to redeem Series A Shares in an amount equal to the lesser of 50% of the gross proceeds of the junior financing or 100% of the then outstanding Series A Shares. The Series A Shares are entitled to receive dividends, payable quarterly commencing December 31, 2017, at the annual rate of nine percent (9%). The Series A Shares rank senior to the Registrant’s Common Stock with respect to dividends, distributions and payments on liquidation. The holder of the Series A Shares also has the right to require the Registrant to redeem the Series A Shares for a minimum of 135% of the Conversion Amount, under certain circumstances, including, but not limited to bankruptcy, defaults on the Series A Shares or other indebtedness.

Series C Convertible Preferred Stock

The shares of Series C Convertible Preferred Stock (the “Series C Shares”) have a stated value of $10.00 per share and are convertible, at the holder’s option, into the Company’s Common Stock at a conversion price of $4.75 per share. The Series C Shares are non-redeemable, and votes together with the Common Stock at the rate of 4 votes per each share and accrues dividends at 10.25% of the stated value outstanding.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Kane Kessler, P.C., New York, New York. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2017 and 2016 of BioHiTech Global, Inc. as of December 31, 2017 and 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the Commission. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

●	we can disclose important information to you by referring you to those documents;
●	the information incorporated by reference is considered to be part of this prospectus; and
●	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the Commission under the Exchange Act:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 2, 2018;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, September 30, 2017 and June 30, 2017, filed with the Commission on May 15, 2018, November 14, 2017 and August 14, 2017, respectively.
●	Our Current Reports on Form 8-K filed with the Commission on April 4, 2018, April 5. 2018, May 16, 2018 and June 22, 2018.
●	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 5, 2018, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

BIOHITECH GLOBAL, INC.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10972
(845) 262-1081

BIOHITECH GLOBAL, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

[●] Shares of Common Stock

Spartan Capital Securities, LLC

The date of this prospectus is September       , 2019